U.S. SECURITIES AND EXCHANGE COMMISSION

   WASHINGTON, D.C. 20549

     FORM S-8

REGISTRATION STATEMENT

      UNDER

THE SECURITIES ACT OF 1933

Commission File Number 000-50098

PUBLIC COMPANY MANGEMENT CORPORATION (Exact Name of Small Business Issuer as Specified in Its Charter)

NEVADA (State or Other Jurisdiction of Incorporation or Organization)	88-0493734 (IRS Employer Identification No.)

5770 El Camino Road, Las Vegas, NV 89118 (Address of Principal Executive Offices)

(712) 222-9076 (Issuer's Telephone Number, Including Area Code)

Stock Award Plan 2006

   -------------------------

 (Full title of the plans)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value per share	500,000	$.45	$225,000	$24.08

* Estimated solely for purposes of calculating the registration fee.  Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of Public Company Management Corporation as reported on the OTCBB on February 13, 2006

PART I

Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information

Not Applicable

Item 2.  Registrant Information And Employee Plan Annual Information.

Not Applicable

PART II

Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the "Commission") by Public Company Management Corporation [f/k/a Myoffiz, Inc.], a Nevada corporation (the Company"), are incorporated herein by reference:

     (a) The  Company's  Form 10K-SB filed by the Company  under the  Securities Exchange  Act of 1934,  as amended  (the  "Exchange  Act"),  for the fiscal year ending 9-30-2005; and

     (b)  All documents subsequently filed by the registrant pursuant to sections 13(a),  13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

All documents  incorporated  by reference  herein will be made  available to all participants  without  charge,  upon written or oral  request.  Other  documents required to be delivered to  participants  pursuant to Rule 428(b)(1)  under the Securities Act of 1933 are also available  without charge,  upon written or oral request. All requests for documents shall be directed to:

5770 El Camino Road, Las Vegas, NV 89118

(Address of Principal Executive Offices)

(712) 222-9076

(Issuer's Telephone Number, Including Area Code)

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares  registered  herein are being issued to the  Consultants and attorney for services  provided to the Registrant.  Neither the Registrant's  Accountants nor any other  experts  named in the  registration  statement  has any equity or other interest in the Registrant, except that Michael T. Williams, Esq., principal of Williams Law Group, P.A. owns 157,000 shares is under contract to be issued an additional 30,000 shares upon completion of certain services not yet completed and will be issued 25,000 shares under Plan 2006.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of the Company provide for the Indemnification of employees  and  officers  in  certain  cases.  Insofar  as  indemnification  for liabilities  arising  under  the  Securities  Act of 1933  may be  permitted  to directors, officers or persons controlling the company pursuant to the foregoing provisions,  the company has been informed that in the opinion of the securities and  Exchange  Commission  such  indemnification  is  against  public  policy as expressed in the Act and is therefore not enforceable.  At the present time, the Company  does  not  have  any  officer-director   liability  insurance  although permitted by Section 78.752 of the Nevada Revised Statutes, nor does the Company have indemnification agreements with any of its directors,  officers,  employees or agents.

In addition,  Section 78.751 of the Nevada Revised Statutes provides as follows: 78.751 Indemnification of officers, directors,  employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending  or  completed  action,  suit or proceeding, whether civil, criminal, administrative or investigative,  except an action by or in the right of the  corporation,  by reason of the fact that he is or was a director,  officer, employee or agent of the corporation,  or is or was serving at the request of the  corporation as a director,  officer,  employee or agent  of  another  corporation,  partnership,  joint  venture,  trust  or other enterprise,  against expenses,  including attorney's fees, judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection with the  action,  suitor  proceeding  if he acted in good faith and in a manner which he  reasonably  believed to be in or not opposed to the best  interests of the corporation,  and, with respect to any criminal action or proceeding, had no reasonable  cause to believe his conduct was unlawful.  The  termination  of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a  plea of nolo  contendere  or its  equivalent,  does  not,  of  itself,  create a presumption  that the person did not act in good faith and in a manner  which he reasonably  believed  to be in or not  opposed  to  the  best  interests  of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the  corporation to procure a judgment in its favor by reason of the  fact  that he is or was a  director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection  with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification  may not be made for any  claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to  be liable to the corporation  or  for  amounts  paid  in  settlement  to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination  must  be  made:  (a) By the  stockholders:  (b) By the  board  of directors  by majority  vote of a quorum  consisting  o  directors  who were not parties  to  act,  suit  or  proceeding;  (c) If a  majority  vote  of a  quorum consisting  of directors  who were not parties to the act, suit or proceeding so orders,  by independent  legal counsel in a written opinion;  or (d) If a quorum consisting  of  directors  who were not parties to the act,  suit or  proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The  Articles  of  Incorporation,  the  Bylaws  or an  agreement  made by the corporation may provide that the expenses of officers and directors  incurred in defending a  civil  or  criminal,  suit  or  proceeding  must  be  paid  by the corporation as they are incurred and in advance of the final  disposition of the action,  suit or  proceeding,  upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately  determined by a court of competent  jurisdiction  that he is not entitled to be  indemnified  by corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking  indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or  otherwise, for either an action in his official capacity or an action in another capacity while holding his office,  except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities  arising under the Securities Act may be permitted to directors, officers and controlling  persons of the Registrant pursuant to the foregoing  provisions, or otherwise, the  Registrant has been advised that in the opinion of the Securities and Exchange

Commission  such indemnification  is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for  indemnification  against such liabilities  (other than the payment by the  registrant of expenses  incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

     4.1  -  Stock Award Plan 2006

     5.1  -  Opinion  of the Law Offices of Williams Law Group, P.A.

    23.1  -  Consent of the Law Offices of Williams Law Group, P.A.

             (included in Exhibit 5.1)

    23.2  -  Consent of Malone & Bailey, PC

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed  pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of  the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant  to  the  requirements  of the  Securities  Act of  1933,  the  Company certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in Las Vegas NV, on this 16th day of February, 2006.

                                                 Public Company Management Corporation

                                                 By: /s/ Stephen Brock

                                                     ------------------------

                                                     Stephen Brock, President and Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities and on the date indicated:

/s/ Stephen Brock

Stephen Brock Director

February 21, 2006